EXHIBIT 23


HAUGEN, SPRINGER & CO.
Certified Public Accountants

9250 East Costilla Avenue                Robert S. Haugen, C.P.A.
Suite 150                             Charles K. Springer, C.P.A.
Englewood, Colorado 80012
(303) 799-6969
FAX (303) 799-6974



                 CONSENT OF INDEPENDENT AUDITORS
                 -------------------------------


The Board of Directors and Stockholders
Vari-L Company, Inc.


     We consent to the incorporation by reference of our report on the financial statements of Vari-L Company, Inc. as of December 31, 1996 and 1995 and for the years then ended in the Company's Registration Statements on Form S-8 (No. 33-88666 and No. 33-81045).


                                   /s/Haugen, Springer & Co.
                                   HAUGEN, SPRINGER & CO.


March 26, 1997